Exhibit 99.1

News Release
CONTACT:
Greg Powell
Vice President, Investor Relations
B/E Aerospace
(561) 791-5000 ext. 1450

B/E AEROSPACE REPORTS RECORD FIRST QUARTER 2012 RESULTS;
REVENUES UP 25%, EPS UP 37%;
COMPANY GUIDES TO STRONGER OUTLOOK

WELLINGTON, FL, April 23, 2012 – B/E Aerospace (Nasdaq: BEAV), the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables, today announced record first quarter 2012 financial results.  Revenues, operating earnings, net earnings, net earnings per diluted share, bookings and backlog were all records for any quarter.

FIRST QUARTER 2012 HIGHLIGHTS VERSUS FIRST QUARTER PRIOR YEAR

•	Revenues of $747.3 million increased 24.5 percent.

•	Operating earnings of $129.8 million increased 29.7 percent and operating margin of 17.4 percent expanded by 70 basis points.

•	Net earnings and earnings per diluted share were $68.8 million and $0.67 per share, respectively, increases of 36.8 percent and 36.7 percent, respectively.

•
Record bookings were approximately $850 million (book-to-bill ratio of 1.1 to 1).  Record backlog increased approximately 16 percent and record total backlog, including both booked and awarded but unbooked, increased 35 percent as compared to March 31, 2011.

•
The Company is guiding to a substantially improved 2012 earnings outlook of approximately $2.75 per diluted share including approximately $0.13 per share interest expense drag on earnings from undeployed capital due to the Company’s recent issuance of $500 million of 5.25 percent senior unsecured notes due 2022.

FIRST QUARTER CONSOLIDATED RESULTS

First quarter 2012 revenues of $747.3 million were a record for any quarter, and increased $147.1 million, or 24.5 percent, as compared with the same period of the prior year.  Pro forma revenue growth, giving effect to all 2011 and 2012 acquisitions as if they had occurred on January 1, 2011, was 16.9 percent.

First quarter 2012 operating earnings of $129.8 million were also a record and increased 29.7 percent on the aforementioned 24.5 percent increase in revenues.  Operating margin was 17.4 percent and expanded 70 basis points as compared with the prior year period. Operating earnings, adjusted to exclude acquisition, integration and transition (AIT) costs, were $134.1 million, an increase of 34.0 percent, and adjusted operating margin of 17.9 percent expanded 120 basis points.  Operating earnings growth and operating margin expansion were driven by the higher sales volume, improved revenue mix and ongoing operational efficiency initiatives.

First quarter 2012 net earnings and net earnings per diluted share were $68.8 million and $0.67 per share, increases of 36.8 percent and 36.7 percent, respectively, as compared with the first quarter of 2011.  Adjusted net earnings per diluted share, exclusive of AIT costs, were approximately $0.70 per share, an increase of 43 percent as compared to the prior year period.

First quarter 2012 free cash flow of $24.4 million reflects a $66.7 million investment in inventories, exclusive of acquired inventories, to support the Company’s expected revenue growth.  Full year 2012 free cash flow conversion ratio is expected to be approximately 80 to 85 percent of net earnings.

Commenting on the Company’s first quarter 2012 performance, Amin J. Khoury, Chairman and Chief Executive Officer of B/E Aerospace said, “Our first quarter 2012 results included record revenues up 25 percent, record operating earnings up 30 percent, operating margin expanded 70 basis points to 17.4 percent (17.9 percent adjusted), record earnings per share up 37 percent, and record total backlog up 35 percent. The substantial margin expansion was driven by our commercial aircraft and business jet segments which more than offset the margin drag from the consumables management segment acquisitions.  Market share gains driven by our successful R&D innovations, together with accretive strategic acquisitions and successful operational efficiency initiatives drove both the 37 percent earnings growth and the $8.1 billion backlog.”

“Based on our record backlog, both booked and awarded but unbooked, of approximately $8.1 billion, our expectation for continued growth in global passenger travel, attendant increases in capacity and our expectation of significantly higher levels of wide-body aircraft deliveries, we are guiding to a substantially improved 2012 earnings outlook of approximately $2.75 per diluted share, including approximately $0.13 per share interest expense drag on earnings from undeployed capital due to the Company’s recent issuance of $500 million of 5.25 percent senior unsecured notes due 2022,” concluded Mr. Khoury.

FIRST QUARTER SEGMENT RESULTS
The following is a tabular summary and commentary of revenues and operating earnings by segment:

	REVENUES
	Three Months Ended March 31,
	($ in millions)
Segment	2012	2011	% Change
Commercial aircraft	$374.7	$310.3	20.8%
Consumables management	286.8	230.8	24.3%
Business jet	85.8	59.1	45.2%
Total	$747.3	$600.2	24.5%

	OPERATING EARNINGS
	Three Months Ended March 31,
	($ in millions)
Segment	2012	2011	% Change
Commercial aircraft	$65.5	$49.3	32.9%
Consumables management	51.8	44.6	16.1%
Business jet	12.5	6.2	101.6%
Total	$129.8	$100.1	29.7%

First quarter 2012 commercial aircraft segment (CAS) operating earnings of $65.5 million increased 32.9 percent as compared with the prior year period.  Operating margin of 17.5 percent expanded 160 basis points as compared with the prior year period, due to an improved revenue mix and ongoing operational efficiency initiatives.

First quarter 2012 consumables management segment (CMS) operating earnings of $51.8 million increased 16.1 percent as compared with the prior year period.  CMS pro forma revenues increased 9.5 percent, pro forma operating earnings, adjusted to exclude AIT costs, were $58.7 million and pro forma adjusted operating margin was 19.4 percent.

First quarter 2012 business jet segment operating earnings of $12.5 million increased $6.3 million, or 101.6 percent, as compared with the prior year period, and operating margin of 14.6 percent expanded by 410 basis points, reflecting the increase in revenues, improved mix of revenues and ongoing operational improvements.

LIQUIDITY AND BALANCE SHEET METRICS

First quarter 2012 free cash flow of $24.4 million represents a free cash flow conversion ratio of 35.5 percent.  Free cash flow in the current period reflects a higher level of inventory investment to support expected revenue growth.  As of March 31, 2012, cash was $420 million, net debt, which represents total debt of $1.745 billion less cash, was $1.326 billion and the Company’s net debt-to-net capital ratio was 40.3 percent.  As of March 31, 2012, the Company had no borrowings outstanding on its $750 million revolving credit facility and has no debt maturities until July 2018.

BOOKINGS/BACKLOG

Bookings during the first quarter of 2012 of approximately $850 million were a record and reflect a book-to-bill ratio of 1.1 to 1.  Backlog at the end of the quarter was approximately $3.7 billion, an increase of approximately 16 percent as compared with the Company’s March 31, 2011 backlog. Total backlog, both booked and awarded but unbooked, stands at a record $8.1 billion, an increase of 35 percent as compared with March 31, 2011.  SFE backlog of approximately $4.4 billion represents an increase of approximately 57 percent as compared to March 31, 2011.

OUTLOOK

Commenting on the Company’s outlook, Mr. Khoury stated, “Based on our record backlog, both booked and awarded but unbooked, of approximately $8.1 billion, our expectation for continued growth in global passenger travel, attendant increases in capacity and our expectation of significantly higher levels of wide-body aircraft deliveries, we are guiding to a substantially improved 2012 earnings outlook of approximately $2.75 per diluted share, including the $0.13 per share interest expense drag as a result of our recent opportunistic senior notes offering.  This represents earnings per share growth of approximately 23 percent (38 percent on a comparable interest expense and comparable tax rate basis).”

The Company’s 2012 financial guidance is as follows:

•
The Company expects continued strong orders in 2012 driven by the robust wide-body aircraft delivery outlook and solid aftermarket demand.  In addition, the Company expects continued growth in consumables demand driven primarily by the expected continuing growth in global passenger traffic and capacity.

•	2012 revenues are expected to be approximately $2.95 billion or approximately 18 percent higher than 2011 revenues.

•
The Company’s full-year 2012 guidance is approximately $2.75 per diluted share, representing an increase of approximately 23 percent (38 percent on a comparable interest expense and comparable tax rate basis).

•
2012 free cash flow conversion ratio is expected to be approximately 80 to 85 percent of net earnings.  Free cash flow is expected to be weaker in the first half of 2012 and significantly stronger in the second half of the year.

Adjusted operating earnings, adjusted operating margin, CMS pro forma adjusted operating earnings, CMS pro forma adjusted operating margin, adjusted net earnings per diluted share, free cash flow and free cash flow conversion ratio are presented in this press release; these are non-GAAP financial measures.  For more information see "Reconciliation of Non-GAAP Financial Measures."

This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Such forward-looking statements involve risks and uncertainties. The Company’s actual experience and results may differ materially from the experience and results anticipated in such statements.  Factors that might cause such a difference include those discussed in the Company’s filings with the Securities and Exchange Commission, which include its Proxy Statement, Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. For more information, see the section entitled "Forward-Looking Statements" contained in the Company’s Annual Report on Form 10-K and in other filings. The forward-looking statements included in this news release are made only as of the date of this news release and, except as required by federal securities laws, the Company does not intend to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.

About B/E Aerospace

B/E Aerospace is the world’s leading manufacturer of aircraft cabin interior products and the world’s leading distributor of aerospace fasteners and consumables.  B/E Aerospace designs, develops and manufactures a broad range of products for both commercial aircraft and business jets.  B/E Aerospace manufactured products include aircraft cabin seating, lighting, oxygen, food and beverage preparation and storage equipment, galley systems, and modular lavatory systems.  The Company also provides cabin interior reconfiguration, program management and certification services.  Products for the existing aircraft fleet – the aftermarket – generate approximately 50 percent of sales.  B/E Aerospace sells and supports its products through its own global direct sales and product support organization.  For more information, visit the B/E Aerospace website at www.beaerospace.com.

BE AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (UNAUDITED)
(In Millions, Except Per Share Data)

	THREE MONTHS ENDED
	March 31,	March 31,
	2012	2011

Revenues	$747.3	$600.2
Cost of sales	463.8	377.5
Selling, general and administrative	107.3	85.4
Research, development and engineering	46.4	37.2

Operating earnings	129.8	100.1

Operating earnings, as percentage
of revenues	17.4%	16.7%

Interest expense	28.4	26.2

Earnings before income taxes	101.4	73.9

Income taxes	32.6	23.6

Net earnings	$68.8	$50.3

Net earnings per common share:
Basic	$0.67	$0.50
Diluted	$0.67	$0.49

Weighted average common shares:
Basic	102.0	100.9
Diluted	102.5	101.7

BE AEROSPACE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(In Millions)

	March 31,	December 31,
	2012	2011

ASSETS

Current assets:
Cash and cash equivalents	$419.8	$303.5
Accounts receivable	422.5	333.2
Inventories	1,626.6	1,480.4
Deferred income taxes	21.2	37.2
Other current assets	35.4	30.6
Total current assets	2,525.5	2,184.9
Long-term assets	2,006.9	1,652.4
	$4,532.4	$3,837.3

LIABILITIES AND STOCKHOLDERS’ EQUITY

Total current liabilities	$672.1	$580.0
Total long-term liabilities	1,896.0	1,384.7
Total stockholders' equity	1,964.3	1,872.6
	$4,532.4	$3,837.3

BE AEROSPACE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(In Millions)

	THREE MONTHS ENDED
	March 31,	March 31,
	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings	$68.8	$50.3
Adjustments to reconcile net earnings to net cash flows provided by operating activities, net of effects from acquisitions:
Depreciation and amortization	17.1	15.5
Deferred income taxes	24.3	14.2
Non-cash compensation	6.3	6.4
Provision for doubtful accounts	1.1	0.1
Loss on disposal of property and equipment	--	0.2
Tax benefits realized from prior exercises of employee stock options	(1.5)	(5.6)
Changes in operating assets and liabilities:
Accounts receivable	(65.7)	(45.3)
Inventories	(66.7)	(31.8)
Other current assets and other assets	(9.8)	5.3
Accounts payable and accrued liabilities	73.8	51.5
Net cash provided by operating activities	47.7	60.8

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(23.3)	(10.3)
Acquisitions, net of cash acquired	(402.5)	(17.5)
Net cash used in investing activities	(425.8)	(27.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from common stock issued	0.1	--
Purchase of treasury stock	(0.1)	--
Tax benefits realized from prior exercises of employee stock options	1.5	5.6
Borrowings on line of credit	215.0	30.0
Repayments on line of credit	(215.0)	(30.0)
Proceeds from long-term debt	500.0	--
Principal payments on long-term debt	(0.1)	(0.1)
Debt origination costs	(9.7)	-
Net cash provided by financing activities	491.7	5.5

Effect of exchange rate changes on cash and cash equivalents	2.7	3.6

Net increase in cash and cash equivalents	116.3	42.1
Cash and cash equivalents, beginning of period	303.5	78.7
Cash and cash equivalents, end of period	$419.8	$120.8

BE AEROSPACE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

This release includes “adjusted operating earnings,” “adjusted operating margin,” “CMS pro forma adjusted operating earnings,” “CMS pro forma adjusted operating margin,” “adjusted net earnings per diluted share,” “free cash flow” and “free cash flow conversion ratio” each of which are “non-GAAP financial measures” as defined in Regulation G of the Securities Exchange Act of 1934, as amended (Exchange Act).

We define “adjusted net earnings per diluted share” as net earnings per diluted share as reported under GAAP before acquisition, integration and transition costs.

We define “adjusted operating earnings” as operating earnings as reported under GAAP before acquisition, integration and transition costs. “Adjusted operating margin” is adjusted operating earnings reflected as a percentage of revenue for the relevant period on a consolidated or segment basis.

We define “CMS pro forma adjusted operating earnings” as operating earnings giving effect to all 2011 and 2012 acquisitions as if they had occurred on January 1, 2011 and before acquisition, integration and transition costs. “CMS pro forma adjusted operating margin” is pro forma adjusted operating earnings reflected as a percentage of revenue for the relevant period on a segment basis.

We use adjusted operating earnings, adjusted operating margin, CMS adjusted proforma operating earnings, CMS adjusted proforma operating margin and adjusted earnings per diluted share to evaluate and assess the operational strength and performance of our business and of particular segments of our business. We believe these financial measures are relevant and useful for investors because it allows investors to have a better understanding of the Company’s actual operating performance unaffected by the acquisition, integration and transition costs associated with recent acquisitions. These financial measures should not be viewed as a substitute for, or superior to, operating earnings, in the case of adjusted operating earnings, the most directly comparable GAAP measures, as a measure of the Company’s operating performance.

The Company defines “free cash flow” as net cash flows provided by operating activities less capital expenditures.  The Company uses free cash flow to provide investors with an additional perspective on the Company’s cash flow provided by operating activities after taking into account reinvestments.  Free cash flow does not take into account debt service requirements and therefore does not reflect an amount available for discretionary purposes.  The Company defines “free cash flow conversion ratio” as free cash flow expressed as a percentage of the Company’s net earnings.  The Company uses free cash flow conversion ratio to provide investors with a measurement of its ability to convert earnings into free cash flow.

Pursuant to the requirements of Regulation G of the Exchange Act, we are providing the following tables that reconcile adjusted net earnings, adjusted operating earnings, CMS pro forma adjusted operating earnings, and free cash flow to the most directly comparable GAAP financial measures:

RECONCILIATION OF NET EARNINGS PER DILUTED SHARE
TO ADJUSTED NET EARNINGS PER DILUTED SHARE
(In Millions, Except Per Share Data)

Three
Months Ended
March 31,
2012
Net earnings, as reported	$68.8
Acquisition, integration and transition costs	4.3
Adjustments to income taxes *	(1.3)
Adjusted net earnings	$71.8
Adjusted net earnings p er common share	$0.70

Diluted weighted average common shares	102.5
* Adjustments to income taxes on AIT costs (tax rate 32.1% 1st quarter 2012)

RECONCILIATION OF OPERATING EARNINGS TO ADJUSTED OPERATING EARNINGS
(In Millions)

Three
Months Ended
March 31,
2012
Operating earnings	$129.8
Acquisition, integration and transition costs	4.3
Adjusted operating earnings	$134.1

RECONCILIATION OF CONSUMABLES MANAGEMENT SEGMENT
PRO FORMA OPERATING EARNINGS TO PRO FORMA ADJUSTED OPERATING EARNINGS
(In Millions)
Three
Months Ended
March 31,
2012
Pro forma operating earnings	$54.4
Acquisition, integration and transition costs	4.3
Adjusted pro forma operating earnings	$58.7

RECONCILIATION OF NET CASH FLOW PROVIDED BY
OPERATING ACTIVITIES TO FREE CASH FLOW
(In Millions)

Three
Months Ended
March 31,
2012
Net cash flow provided by operating activities	$47.7
Capital expenditures	(23.3)
Free cash flow	$24.4